As filed with the Securities and Exchange Commission on August 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3145961
(State or other jurisdiction of	(I.R.S. Employer Identification No.
incorporation or organization)

32 Wiggins Avenue
Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip code)

2017 Omnibus Incentive Plan

(Full title of the plan)

Cheryl R. Blanchard

President and Chief Executive Officer

Anika Therapeutics, Inc.

32 Wiggins Avenue

Bedford, Massachusetts 01730

(781) 457-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Bella Zaslavsky		David Colleran
K&L Gates LLP		Anika Therapeutics, Inc.
One Lincoln Street		32 Wiggins Avenue
Boston, MA 02111		Bedford, MA 01730
(617) 951-9054		(781) 457-9261

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 relating to the 2017 Omnibus Incentive Plan (the “Plan”) of the registrant is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8 previously filed by the registrant with the Securities and Exchange Commission on July 7, 2017 (File No. 333-219190), June 21, 2019 (File No. 333-232254), June 19, 2020 (File No. 333-239304), and August 6, 2021 (File No. 333-258529). The Plan was amended effective as of June 8, 2022 solely to authorize an additional 250,000 shares of Anika Therapeutics, Inc. common stock for issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation of Anika Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 6, 2018)
3.2	Bylaws of Anika Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on June 6, 2018)
5.1	Opinion of K&L Gates LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Anika Therapeutics, Inc. 2017 Omnibus Incentive Plan (as amended on June 18, 2019, June 16, 2020, June 16, 2021, and June 8, 2022) (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on June 10, 2022)
107	Filing Fee Table

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, as of August 4, 2022.

ANIKA THERAPEUTICS, INC.
/s/ Cheryl R. Blanchard
Cheryl R. Blanchard
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Cheryl R. Blanchard and David Colleran, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933 to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cheryl R. Blanchard	Chief Executive Officer, President and Director	August 4, 2022
Cheryl R. Blanchard	(Principal Executive Officer)

/s/ Michael L. Levitz	Chief Financial Officer and Treasurer	August 4, 2022
Michael L. Levitz	(Principal Financial and Accounting Officer)

/s/ Jeffery S. Thompson	Director and Chair of the Board of Directors	August 4, 2022
Jeffery S. Thompson

/s/ Sheryl L. Conley	Director	August 4, 2022
Sheryl L. Conley

/s/ John B. Henneman III	Director	August 4, 2022
John B. Henneman III

/s/ Glenn R. Larsen	Director	August 4, 2022
Glenn R. Larsen

/s/ Stephen O. Richard	Director	August 4, 2022
Stephen O. Richard

/s/ Susan L.N. Vogt	Director	August 4, 2022
Susan L.N. Vogt